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                                                                   EXHIBIT 10.22


                                                                  EXECUTION COPY

                        SETTLEMENT AND RELEASE AGREEMENT


This Settlement and Release Agreement (the "Release") is entered into effective as of this 31st day of August 2001 (the "Effective Date"), by and between SmarTire Systems Inc. ("SmarTire"), a British Columbia, Canada corporation, and TRW Inc. ("TRW"), an Ohio corporation.

                              W I T N E S S E T H:

        WHEREAS, TRW and SmarTire entered into a license agreement (the "License Agreement") dated as of April 20, 1998, as amended by an Assignment and Amendment Agreement dated December 13, 2000 (the "Assignment Agreement"); and

        WHEREAS, TRW and SmarTire entered into a technical cooperation agreement dated as of April 20, 1998, as amended by the Assignment Agreement (the "Technical Cooperation Agreement"); and

        WHEREAS, TRW and SmarTire entered into a supply agreement dated April 20, 1998 (the "Supply Agreement"); and

        WHEREAS, TRW and SmarTire entered into a Mutual Secrecy Agreement dated January 6, 1998, as amended by a First Amendment of Mutual Secrecy Agreement dated February 18, 1998 (collectively, the "Secrecy Agreement"); and

        WHEREAS, TRW and SmarTire have agreed to terminate the License Agreement, the Technical Cooperation Agreement, the Supply Agreement and the Secrecy Agreement (together, the "April 1998 Agreements"); and

        WHEREAS, TRW and SmarTire desire to settle any and all claims among themselves arising out of, or in any way relating to, the April 1998 Agreements.

        NOW, THEREFORE, in consideration of One United States Dollar (US$1.00) and the mutual promises set forth in this Release, and intending to be legally bound hereby, TRW and SmarTire agree as follows:

1.      GENERAL RELEASES.

        (a) Except as set forth in Section 2 below, TRW, for itself and its officers, directors, shareholders, employees, partners, agents, assigns, successors, heirs, subsidiary corporations and related or affiliated corporations, partnerships, persons and entities (collectively, "Representatives"), does hereby remise, release and forever discharge SmarTire and SmarTire's Representatives from any and all Claims (as defined below) TRW and its Representatives may or shall have against SmarTire and SmarTire's Representatives arising out of, or in any way relating

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to: (i) the April 1998 Agreements; and (ii) the activities, events and/or transactions undertaken in connection with, or pursuant to, the April 1998 Agreements.

        (b) Except as set forth in Section 2 below, SmarTire, for itself and its Representatives, does hereby remise, release and forever discharge TRW and TRW's Representatives from any and all Claims (as defined below) SmarTire and SmarTire's Representatives may or shall have against TRW and TRW's Representatives, including without limitation any and all Claims arising out of, or in any way relating to: (i) the April 1998 Agreements; (ii) the activities, events and/or transactions undertaken in connection with, or pursuant to, the April 1998 Agreements; and (iii) the activities, actions or inactions of any TRW employee serving on SmarTire's Board of Directors.

        (c) SmarTire, for itself and its Representatives, does hereby remise, release and forever discharge Dana Stonerook to the maximum extent permitted under the Company Act (British Columbia) and SmarTire's Articles of Incorporation from any and all Claims (as defined below) SmarTire may or shall have against Dana Stonerook.

        (d) For the purposes hereof, "Claims" shall mean any and all present and future claims, actions, causes of action, suits, cross claims, counterclaims, sums of money, judgments, liabilities, obligations, damages, debts, losses, indemnities, costs, expenses, penalties, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, extents, executions, and demands of any kind and of any nature whatsoever, whether direct, indirect, known or unknown, accrued, inchoate, contingent, potential or otherwise in statutory or common law, or in equity.

2. CLAIMS NOT RELEASED. Nothing in this Release constitutes, and no party shall claim that this Release constitutes, a release, or otherwise impairs the enforceability, of any or all of the following:

        (a) The rights and obligations of the parties under the Termination Agreement entered into by the parties on the date hereof, or the other documents referenced therein, or any Claim for breach of or default under any of the provisions of such documents; or

        (b) TRW's rights as a shareholder of SmarTire; or

        (c) Claims for breach of those provisions of the Secrecy Agreement that survive termination thereof, but only for breaches of the surviving provisions that occur after the date of this Release and that are not otherwise permitted by the Termination Agreement or the documents referenced therein.

3. INDEMNIFICATION AND EXCULPATION OF TRW APPOINTED SMARTIRE DIRECTORS. SmarTire covenants to maintain in effect for a period of at least six (6) years after the Effective Date policies of directors' and officers' liability insurance equivalent in all material respects to those maintained by or on behalf of SmarTire on the date hereof (and having coverage and containing terms and conditions which in the aggregate are not less advantageous to the persons currently covered by such policies as insured) with respect to Claims arising from any actual or alleged


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wrongful act or omission by any TRW employees who served as a SmarTire director prior to the Effective Date. If at any time during the six (6) years after the Effective Date SmarTire desires to change any of the material terms of its directors' and officers' liability insurance or the carrier(s) of such insurance, SmarTire will give to TRW and each TRW employee who served as a SmarTire director advance written notice sufficient to permit them to protect their interest in such policies of insurance, but not less than fourteen (14) days notice. Notwithstanding any other provision hereof, the provisions of this Section are (i) intended to be for the benefit of, and will be enforceable by, TRW, each TRW employee who served as a director of SmarTire, their heirs and representatives, and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. SmarTire represents and warrants that a true, correct and complete copy of SmarTire's existing officers' and directors' liability insurance policies have been, or will be within ten (10) days after the date on which SmarTire receives copies of such policies from its insurers, provided to TRW.

4. COVENANT NOT TO SUE. Each of SmarTire and TRW hereby covenants to and agrees with the other that it will not commence or prosecute any action or suit in law or in equity against the other involving any claim (including without limitation any of the Claims) that now exists or may hereafter exist arising from, or in any way relating to, any of the matters released by it in Section 1 of this Release. Upon the breach of this covenant by a party, the other party hereto shall be entitled to recover from the breaching party, in addition to any other damages or remedy, all liability and actual attorneys' fees and costs incurred by the other party in the defense or settlement of such action or suit.

5.      REPRESENTATIONS AND WARRANTIES.

        (a) Each of SmarTire and TRW warrants and represents to the other that no person or entity not bound legally by this Release has any right to assert any of the Claims released by it in Section 1, above, by or through that party, and that it has not assigned or otherwise transferred to any person or entity not bound legally by this Release any of the Claims released by it in Section 1 or any interest in, or right to, any of such Claims. Each of SmarTire and TRW hereby agrees to indemnify, defend and hold the other harmless from any and all liability and expenses, including without limitation actual attorneys' fees, arising from, or in any way relating to, any claim asserted by any person or entity contending not to be bound legally by this Release and based upon such person's or entity's claiming to have any right to assert any of such Claims.

        (b) Each of the parties warrants and represents that no promises or inducements have been offered except as herein stated, and this Release is executed without reliance upon any statement or representation by the other party concerning the nature or extent of any claims, damages or legal liability. By execution of this Release, the parties hereto agree to be deemed joint authors and drafters of this Release.


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6.      GENERAL.

        (a) It is understood and acknowledged that the payment and promises set forth herein represent the full and complete compromise and settlement of the Claims. Nothing contained in this Release shall be construed as an admission of liability on the part of any person.

        (b) Each party hereby acknowledges and agrees that this Release is freely and voluntarily given without any duress or coercion and after it has either consulted with legal counsel or been given the opportunity to do so, and each party has carefully and completely read all of the terms and provisions of this Release.

        (c) This Release constitutes the entire understanding between the parties hereto with respect to the settlement and release of claims by the parties hereto, and, except to the extent contemplated by Section 1(c) above, any other agreement made by the parties at any time prior to the date hereof with respect to the foregoing shall not be of any force or effect. The provisions herein are, and shall be, binding upon, and shall inure to the benefit of, the respective heirs, executors, administrators, assigns and successors of the parties.

        (d) Each provision, covenant, obligation, warranty or representation stated herein shall be deemed to be effective, operative, made, entered into and taken in the manner and to the fullest extent permitted by law. If any provision of this Release, or any covenant, obligation, warranty or representation contained in this Release is determined by a court to be invalid or unenforceable, that determination shall not affect any other provision, covenant, obligation or representation, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein.

        (e) This Release may be amended, modified or supplemented only by a written instrument signed by the parties hereto.

        (f) This Release may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.


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        (g) This Release is governed by, and shall be construed and enforced in accordance with, the law of the State of Ohio.

        IN WITNESS WHEREOF, the parties, by their respective, duly authorized representatives, have executed this Release to be effective on the day and year first above written.


                                     SMARTIRE SYSTEMS INC.



                                     By: /s/ ROBERT V. RUDMAN
                                        ---------------------

                                     Its: President & Chief Executive Officer
                                          ------------------------------------
                                                    ("SmarTire")



                                     TRW INC.



                                     By: /s/ RONALD A. MUCKLEY
                                         ---------------------

                                    Its: Vice President and General Manager
                                         Safety & Security Systems
                                         -------------------------------------
                                                    ("TRW")


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